SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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RSA Security Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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SCHEDULE 14A INFORMATION
Notice of Annual Meeting of Stockholders
PROXY STATEMENT
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- APPROVAL OF AMENDMENT TO 1994 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 -- RATIFICATION OF THE APPOINTMENT OF AUDITORS
INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS
COMPENSATION OF OUR DIRECTORS AND EXECUTIVE OFFICERS
INFORMATION ABOUT OUR STOCK PLANS
CORPORATE GOVERNANCE
COMPARATIVE STOCK PERFORMANCE
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPENDIX A
APPENDIX B

RSA SECURITY INC.

Notice of Annual Meeting of Stockholders

RSA SECURITY WILL HOLD ITS

ANNUAL MEETING OF STOCKHOLDERS:

on Tuesday, May 20, 2003

at 11:00 a.m., Eastern Time
at the offices of RSA Security Inc.
174 Middlesex Turnpike
Bedford, Massachusetts 01730

AGENDA FOR THE ANNUAL MEETING:

1.	Elect three Class III directors for the next three years;

2.	Approve an amendment to our 1994 Employee Stock Purchase Plan, as amended, to increase the number of shares of our Common Stock that we may issue under the plan from 2,100,000 to 3,100,000 shares;

3.	Ratify the appointment of Deloitte & Touche LLP as our independent public auditors for the year ending December 31, 2003; and

4.	Transact other business, if any, that may properly come before the Annual Meeting or any adjournment of the meeting.

      Stockholders of record at the close of business on Tuesday, March 25, 2003 are entitled to vote at the Annual Meeting and at any adjournments of the meeting.

      Included with this Notice and Proxy Statement is a copy of our Annual Report to Stockholders for the year ended December 31, 2002, which contains our consolidated financial statements and other information of interest to our stockholders.

      Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope, or follow the instructions on the proxy card to vote by telephone or over the Internet. If you mail the proxy card in the United States, postage is prepaid.

By Order of the Board of Directors,

Margaret K. Seif, Secretary

April 9, 2003

RSA SECURITY INC.

174 Middlesex Turnpike
Bedford, Massachusetts 01730

PROXY STATEMENT

For our Annual Meeting of Stockholders to be held on May 20, 2003

      RSA Security Inc., a Delaware corporation (often referred to as “we” or “us” in this document), is sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders, which will be held on Tuesday, May 20, 2003 at 11:00 a.m. at our offices, 174 Middlesex Turnpike, Bedford, Massachusetts. If the Annual Meeting is adjourned for any reason, then the proxies may be used at any adjournments of the Annual Meeting.

      We are first sending the Notice of Meeting, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the year ended December 31, 2002 to our stockholders on or about April 9, 2003.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

      At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	The election of three Class III directors for the next three years;

2.	The approval of an amendment to our 1994 Employee Stock Purchase Plan, as amended, to increase the number of shares of our Common Stock that we may issue under the plan from 2,100,000 to 3,100,000 shares;

3.	The ratification of the appointment of Deloitte & Touche LLP as our independent public auditors for the year ending December 31, 2003; and

4.	The transaction of other business, if any, that may properly come before the Annual Meeting or any adjournment of the meeting.

Who can vote?

      Stockholders of record at the close of business on March 25, 2003 are entitled to vote at the Annual Meeting. This means that, to be able to vote, you must have been a stockholder of record at the close of business on March 25, 2003, the record date for the Annual Meeting. The number of shares entitled to vote at the meeting is 57,630,229 shares of our Common Stock, which is the number of shares that were issued and outstanding on the record date.

How many votes do I have?

      Each share of our Common Stock that you owned on the record date entitles you to one vote on each matter that is voted on.

Is my vote important?

      Your vote is important regardless of how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and please cast your vote as soon as possible.

How can I vote?

      You can vote in any one of the following four ways:

1.	You may vote by mail. To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote FOR all three proposals.

2.	You may vote over the Internet. If you have Internet access, you may authorize the voting of your shares from any location in the world by following the “Vote-by-Internet” instructions set forth on the enclosed proxy card.

3.	You may vote by telephone. You may authorize the voting of your shares by following the “Vote-by-Telephone” instructions set forth on the enclosed proxy card.

4.	You may vote in person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the meeting. Ballots will be available at the meeting.

Can I change my vote after I have mailed my proxy card or after I have authorized the voting of my shares over the Internet or by telephone?

      Yes. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any one of the following things:

•	signing another proxy card with a later date;

•	giving our corporate Secretary a written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

      Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

      If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under the rules of The NASDAQ Stock Market, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

      If you wish to come to the meeting to personally vote your shares held in street name, you will need to obtain a proxy card from the holder of record (i.e., your brokerage firm or bank).

What constitutes a quorum?

      In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the meeting, that is, at least 28,815,115 shares.

      Shares of Common Stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

      If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

      Election of directors (Proposal 1): The three nominees receiving the highest number of votes cast at the meeting will be elected, regardless of whether that number represents a majority of the votes cast.

      Approval of an amendment to our 1994 Employee Stock Purchase Plan, as amended (Proposal 2): The affirmative vote of a majority of the total number of votes cast at the meeting is needed to approve this matter.

      Ratification of the appointment of Deloitte & Touche LLP (Proposal 3): The affirmative vote of a majority of the total number of votes cast at the meeting is needed to approve this matter.

How will votes be counted?

      Each share of Common Stock will be counted as one vote, whether executed by you directly or through Internet or telephonic authorization, or on a ballot voted in person at the meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either (1) abstain from voting on a particular matter, or (2) are broker non-votes. As a result, abstentions and broker non-votes will have no effect on the outcome of voting at the meeting.

Who will count the votes?

      Our transfer agent and registrar, EquiServe Trust Company, N.A., will count, tabulate and certify the votes. A representative of EquiServe Trust Company, N.A. will serve as the inspector of elections at the meeting.

How does the Board of Directors recommend that I vote on the proposals?

      Our Board of Directors recommends that you vote FOR all three proposals.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

      Our Board of Directors does not know of any other business to be conducted or matters to be voted upon at the meeting. Under our by-laws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the Annual Meeting has passed. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement, whether executed by you directly or through Internet or telephonic authorization, will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

      We will report the voting results from the Annual Meeting in our Quarterly Report on Form 10-Q for the second quarter of 2003, which we expect to file with the Securities and Exchange Commission (the “SEC”) in August 2003.

How and when may I submit a stockholder proposal for the 2004 annual meeting?

      If you are interested in submitting a proposal for inclusion in the proxy statement for our 2004 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, we must receive your stockholder proposal intended for inclusion in the proxy statement for the 2004 annual meeting of stockholders at the address noted below no later than December 11, 2003.

      If you wish to present a proposal at the 2004 annual meeting of stockholders, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice at least 60 days, but no more than 90 days, before the 2004 annual meeting. However, if we disclose the date of our 2004 annual meeting to the public less than 70 days before that meeting, then we must receive the required notice of a proposal within 10 days after we notify our stockholders of the meeting, either by mail or by public disclosure. If you fail to provide timely notice of a proposal to be presented at the 2004 annual meeting of stockholders, the proxies designated by our Board of Directors will have discretionary authority to vote on that proposal.

      Any proposals or notices should be sent to:

RSA Security Inc.
174 Middlesex Turnpike
Bedford, MA 01730
Attention: Secretary and General Counsel

Who bears the costs of soliciting these proxies?

      We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

How can I obtain a copy of RSA Security’s Annual Report on Form 10-K?

      Our Annual Report on Form 10-K is available in the “investors” section of our website at www.rsasecurity.com. Alternatively, if you would like us to send you a copy, without charge, please contact:

RSA Security Inc.
174 Middlesex Turnpike
Bedford, MA 01730
Attention: Investor Relations
(781) 515-5000
investor@rsasecurity.com.

Whom should I contact if I have any questions?

      If you have any questions about the Annual Meeting or your ownership of our Common Stock, please contact our investor relations department at the address, telephone number or e-mail address listed above.

Householding of Annual Meeting materials

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write our investor relations department at the address, telephone number or e-mail address listed above. If you want to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the address, telephone number or e-mail address listed above.

PROPOSAL 1 — ELECTION OF DIRECTORS

      Our Board of Directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. We have three Class I directors, whose terms expire at our 2004 annual meeting of stockholders; three Class II directors, whose terms expire at our 2005 annual meeting of stockholders; and three Class III directors, whose terms expire at this Annual Meeting.

      At this Annual Meeting, our stockholders will have an opportunity to vote for three nominees for Class III directors: Robert P. Badavas, Arthur W. Coviello, Jr. and James K. Sims. All three of the nominees are currently directors of RSA Security, and you can find more information about each of them in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS — Our Board of Directors.”

      The persons named in the enclosed proxy card will vote to elect these three nominees as Class III directors, unless you withhold authority to vote for the election of any or all nominees by marking the proxy card to that effect (whether executed by you or through Internet or telephonic voting). If elected, each nominee for Class III director will hold office until the 2006 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve if elected. However, if any nominee should be unable to serve, the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our Board of Directors, or our Board of Directors may reduce the number of directors.

      Our Board of Directors recommends a vote FOR each of the nominees.

PROPOSAL 2 — APPROVAL OF AMENDMENT TO

1994 EMPLOYEE STOCK PURCHASE PLAN

      On January 22, 2003, our Board of Directors approved an amendment to our 1994 Employee Stock Purchase Plan, as amended, to increase the number of shares of our Common Stock that we may issue under this Purchase Plan from 2,100,000 to 3,100,000 shares. This amendment to our Purchase Plan will not go into effect until our stockholders approve it.

      The Board adopted this amendment to our Purchase Plan because the Board believes, based on past levels of participation by our employees, that the number of shares currently available under the Purchase Plan will not be enough to allow us to continue to offer this plan to our employees beyond the end of this year. As of February 14, 2003, we had 264,778 shares available for issuance under the Purchase Plan. If our stockholders approve the amendment at the Annual Meeting, then we expect to have 1,264,778 shares available under the Purchase Plan as of the date of the Annual Meeting.

      You can find more information about the Purchase Plan in the section of this proxy statement entitled “INFORMATION ABOUT OUR STOCK PLANS — 1994 Employee Stock Purchase Plan, as amended.”

      Our Board of Directors recommends a vote FOR this proposal.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF AUDITORS

      Our Board of Directors, on the recommendation of our Audit Committee, has selected Deloitte & Touche LLP as our independent public auditors for the year ending December 31, 2003. Although stockholder approval of our Board of Directors’ selection of Deloitte & Touche is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our Board of Directors and Audit Committee will reconsider the selection. We expect that a representative of Deloitte & Touche, which served as our auditors for the year ended December 31, 2002, will be present at the Annual Meeting to respond to appropriate questions, and to make a statement if he or she wishes.

      Our Board of Directors recommends a vote FOR this proposal.

      We paid Deloitte & Touche LLP a total of $632,700 for professional services rendered for the year ended December 31, 2002. The following table provides information about these fees. The Audit Committee of our Board of Directors believes that the non-audit services described below did not compromise Deloitte & Touche’s independence.

Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees(4)

$388,000	$216,700	$28,000	$0

(1)	Represents total fees billed by Deloitte & Touche for the audit of our 2002 annual financial statements and for reviewing the financial statements included in our Quarterly Reports on Forms 10-Q during 2002, including $15,000 for out-of-pocket expenses of Deloitte & Touche related to the year 2002 audit.

(2)	Represents total fees billed by Deloitte & Touche for audit-related services rendered other than the services described in note (1) above. These fees consist of the following:

•	$206,700 for accounting consultations relating to various issues

•	$10,000 for review and assistance in connection with filings with the SEC as well as other SEC related matters

(3)	Represents total fees billed by Deloitte & Touche for tax consulting and compliance services.

(4)	Deloitte & Touche did not perform any other services for us during 2002.

      We are a party to a nonexclusive Letter of Understanding dated as of November 13, 2000 with Deloitte & Touche LLP with respect to Deloitte & Touche’s Enterprise Risk Services practice. Under this Letter of Understanding, the parties agreed to share and protect each other’s confidential information in connection with their respective independent marketing of products and services to prospective clients in the area of electronic security. Under the Letter of Understanding, each party would independently enter into its own separate contracts with prospective clients for the sale of its own products and services. Neither party is obligated to provide products or services to the other or any prospective client of the other, nor is either party entitled to compensation from the other. In addition, the Letter of Understanding states that neither party is, nor shall it be considered to be, an agent, distributor, partner, joint venturer, fiduciary or representative of the other. In addition to periodic communications between the lead client service partner and the consulting professionals overseeing this arrangement on behalf of Deloitte & Touche, there has been communication by the lead client service partner with resources in Deloitte & Touche’s national office in connection with Deloitte & Touche’s efforts to monitor the Letter of Understanding for independence purposes. Deloitte & Touche has considered this arrangement and believes that it does not compromise Deloitte & Touche’s independence. The Audit Committee of our Board of Directors has discussed the Letter of Understanding with Deloitte & Touche and also believes that the Letter of Understanding does not compromise Deloitte & Touche’s independence.

INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

      The following table contains information as of February 14, 2003 about the beneficial ownership of shares of our Common Stock by:

(1)	each person of whom we are aware who beneficially owns more than 5% of the outstanding shares of our Common Stock;

(2)	our directors and nominees for director;

(3)	Arthur W. Coviello, Jr., our Chief Executive Officer;

(4)	our four other most highly compensated executive officers who were serving as executive officers on December 31, 2002 (we refer to Mr. Coviello and the persons described in this clause (4) as our “Named Executive Officers”); and

(5)	all of our directors and executive officers as a group.

	Amount and Nature
	of Beneficial Ownership(1)

	Number of		Percent of
Name and Address of Beneficial Owner	Shares		Class

5% Stockholders
Citigroup, Inc.
399 Park Avenue
New York, NY 10043	10,284,300	(2)	17.9%

Ramius Advisors, L.L.C
666 Third Avenue
New York, NY 10017	5,856,675	(3)	9.2

Directors and Named Executive Officers
Robert P. Badavas	112,500	(4)	*
Arthur W. Coviello, Jr.	866,714	(5)	1.5
Richard A. DeMillo	41,250	(4)	*
Richard L. Earnest	129,600	(4)	*
Taher Elgamal	113,550	(6)	*
Gloria C. Larson	65,250	(4)	*
Joseph B. Lassiter, III	171,900	(4)	*
William L. McQuaide	130,444	(7)	*
Scott T. Schnell	207,443	(8)	*
James K. Sims	240,700	(9)	*
Charles R. Stuckey, Jr.	1,193,725	(10)	2.1
Joseph Uniejewski	194,301	(11)	*
All executive officers and directors as a group (15 persons)	3,637,162	(12)	6.0

*	Less than 1%

(1)	As of February 14, 2003, we had 57,477,281 shares of our Common Stock outstanding. The number of shares that each stockholder, director and executive officer beneficially owns is determined under rules promulgated by the SEC. Under the SEC rules, a person is deemed to beneficially own (a) any shares that the person has sole or shared power to vote or invest and (b) any shares that the person has the right to acquire within 60 days after February 14, 2003 (i.e., April 15, 2003) through the exercise of any stock option or warrant, the conversion of any convertible security or the exercise of any other right. However, the inclusion of shares in this table does not mean that the named stockholder is a direct or indirect beneficial owner of the shares for any other purpose. Unless otherwise noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power (or shares this power with his or her spouse) over all shares listed as owned by the person or entity.

(2)	Each of Salomon Smith Barney Inc., Salomon Brothers Holdings Company Inc., Salomon Smith Barney Holdings Inc. and Citigroup Inc. beneficially owns some or all of these shares. This information comes from a Schedule 13G/A that these stockholders filed with the SEC on February 4, 2003.

(3)	Consists of (a) 5,092,761 shares that the stockholder may acquire by converting our 7% Convertible Debentures due October 17, 2004, and (b) 763,914 shares that the stockholder may acquire by exercising warrants to purchase shares of our Common Stock. This information comes from a Schedule 13G that the stockholder filed with the SEC on February 14, 2002.

(4)	Consists of shares that the director may acquire by exercising stock options that vest on or before April 15, 2003.

(5)	Includes 809,610 shares that Mr. Coviello may acquire by exercising stock options that vest on or before April 15, 2003.

(6)	Includes 111,300 shares that Dr. Elgamal may acquire by exercising stock options that vest on or before April 15, 2003.

(7)	Includes 123,401 shares that Mr. McQuaide may acquire by exercising stock options that vest on or before April 15, 2003.

(8)	Includes 202,265 shares that Mr. Schnell may acquire by exercising stock options that vest on or before April 15, 2003.

(9)	Includes 178,200 shares that Mr. Sims may acquire by exercising stock options that vest on or before April 15, 2003.

(10)	Includes (a) 15,000 shares held by the Stuckey Family Charitable Remainder Unitrust, (b) 2,934 shares held by the Charles R. Stuckey, Jr. — 1998 Grantor Retained Annuity Trust, and (c) 712,965 shares that Mr. Stuckey may acquire by exercising stock options that vest on or before April 15, 2003. Mr. Stuckey disclaims beneficial ownership of the shares held by the trusts.

(11)	Includes 193,047 shares that Mr. Uniejewski may acquire by exercising stock options that vest on or before April 15, 2003.

(12)	Includes a total of 3,015,888 shares that the directors and executive officers may acquire by exercising stock options that vest on or before April 15, 2003.

Our Board of Directors

      Below is information about each member of our Board of Directors, including those who are nominees for election as Class III directors. This information includes each director’s age and length of service as a director of RSA Security, his or her principal occupation and business experience for at least the past five years and the names of other publicly held companies of which he or she serves as a director. There are no family relationships among any of our directors, nominees for director and executive officers.

			Principal Occupation, Other Business
		Director	Experience During Past Five Years
Name	Age	Since	and Other Directorships

Directors Whose Terms Expire in 2004 (Class I Directors)
Gloria C. Larson	52	2001	Co-Chair of the Government Practices Group and Partner of Foley, Hoag and Eliot LLP, a law firm, since March 1996; Massachusetts Secretary of Economic Affairs from August 1993 to February 1996; Massachusetts Secretary of Consumer Affairs and Business Regulation from January 1991 to August 1993; Deputy Director of Consumer Protection of the Federal Trade Commission from February 1990 to January 1991; Chairman of the Massachusetts Convention Center Authority; Co-Chairman of the Board of Directors of MassINC; Member of the Boards of Directors of Jobs for Massachusetts and the Greater Boston Chamber of Commerce.

Joseph B. Lassiter, III	55	1996	Joined Harvard University Graduate School of Business Administration in September 1996, where he is currently MBA Class of 1954 Professor of Management Practice; President of Wildfire Communications, Inc., a telecommunications software company, from July 1994 to February 1996; Vice President of Teradyne, Inc., a manufacturer of automatic test equipment, from January 1974 to February 1994.

Charles R. Stuckey, Jr.	60	1987	Chairman of our Board of Directors since July 1996; President of RSA Security from January 1987 to March 1999; Chief Executive Officer of RSA Security from March 1987 to January 2000; Member of the Board of Directors of MatrixOne Inc., a provider of Internet business collaboration software, since October 1998; Member of the Board of Directors of the Massachusetts Telecommunications Council since 1997; Trustee and Member of the Board of Advisors of Ross College of Engineering, Ohio University.

Directors Whose Terms Expire in 2005 (Class II Directors)

Richard A. DeMillo, Ph.D.	56	2002	Dean of the College of Computing, Georgia Institute of Technology since December 2002; Professor and Director of the Information Security Center, Georgia Institute of Technology since August 2002; Vice President and Chief Technology Officer of Hewlett-Packard Company, a leading provider of products, technologies, solutions and services to consumers and business, from August 2000 to September 2002; General Manager, Internet Systems Group, Vice President and General Manager, Information and Computer Sciences Research, of Telcordia Technologies (formerly Bellcore), a provider of telecommunications software and services, from July 1995 to August 2000; Member of the Board of Directors of Microelectronics and Research Corporation, a research consortium, from July 1996 to August 2000; Member of the Board of Directors of Telelogue Systems, a provider of voice-activated directory assistance for telephone companies, from August 2000 to August 2002; Member of the Board of Directors of Elity Systems, a software company producing marketing and customer analysis systems, since June 2001.

			Principal Occupation, Other Business
		Director	Experience During Past Five Years
Name	Age	Since	and Other Directorships

Richard L. Earnest	60	1993	Chief Executive Officer of Xperius, Inc., a provider of solutions for strategic recruitment, hiring and tracking, since June 2002; Councilman of Del Mar City Council since December 1999; Chief Executive Officer of Personic, Inc. from March 2002 to June 2002 (Personic subsequently filed for federal bankruptcy protection under Chapter 7 in the United States District Court for the District of San Mateo County, California in September 2002); Chief Executive Officer of Data Critical Corporation from March 2001 to September 2001; Mayor of Del Mar, California from December 1998 to December 1999; Deputy Mayor of Del Mar, California from November 1997 to December 1998; Chief Executive Officer of Tudor Publishing Company from April 1995 to April 1997; independent consultant to start-up companies from June 1994 to March 1995; Chief Executive Officer of DEMAX Software, a provider of centralized security management software, from June 1993 to June 1994.

Taher Elgamal, Ph.D.	47	1999	Co-Chairman of the Board of Directors and Chief Technology Officer of Securify, Inc., a provider of comprehensive security services for e-commerce and business and government applications, since November 2001; Chief Executive Officer of Securify, Inc. from June 1998 to January 1999 and from July 2000 to November 2001, and President from July 2000 to November 2001; President of the Information Security Group of The Kroll-O’Gara Company, a provider of information security software and services, from January 1999 to July 2000; Chief Scientist of Netscape Communications Corp., a developer of Internet browser software and an Internet portal provider, from April 1995 to June 1998; Director of Engineering of RSA Data Security, Inc., which we acquired in 1996, from October 1991 to April 1995; Member of the Board of Directors of hi/fn, inc., a provider of high-performance, multi-protocol packet processors, Phoenix Technologies Ltd., a provider of system-enabling software solutions for PCs and connected digital devices, Register.com, Inc., a provider of global domain name registration and Internet services, and ValiCert, Inc., a provider of secure e-transaction infrastructure products.

			Principal Occupation, Other Business
		Director	Experience During Past Five Years
Name	Age	Since	and Other Directorships

Nominees for Terms Expiring in 2006 (Class III Directors)

Robert P. Badavas	50	2000	Senior Principal and Chief Operating Officer of Atlas Venture, a venture capital firm, since September, 2001; Senior Corporate Adviser to the Office of the Chairman of Aether Systems, Inc., a provider of wireless data products and services, from September 2000 to June 2001; Chief Executive Officer of Cerulean Technology, Inc., a provider of mobile information systems applications, from December 1995 until Aether Systems, Inc. acquired the company in September 2000; Senior Vice President and Chief Financial Officer, among other capacities, of Chipcom Corporation, a manufacturer of computer networking intelligent switching systems, from October 1986 to October 1995; Member of the Board of Directors of ON Technology Corporation, a provider of communications software products.

Arthur W. Coviello, Jr.	49	1999	Chief Executive Officer of RSA Security since January 2000; President of RSA Security since March 1999; Executive Vice President of RSA Security from September 1995 to March 1999; Chief Financial Officer and Treasurer of RSA Security from October 1995 to August 1997; Chief Operating Officer of RSA Security from January 1997 to March 1999; Chief Operating Officer and Chief Financial Officer, among other capacities, for CrossComm Corporation, a developer of internetworking products, from March 1992 to January 1994.

James K. Sims	56	1997	Vice Chairman of RSA Security’s Board of Directors since October 2002; Chairman, Chief Executive Officer and Member of the Board of Directors of Gen3 Partners, Inc. Internet Business Builders, which partners with established companies to identify, build, launch and operate business-to-business, Internet ventures, since September 1999; Chief Executive Officer, President and member of the Board of Directors of Cambridge Technology Partners (Massachusetts), Inc., an international consulting and systems integration firm, from February 1991 to July 1999.

Our Executive Officers

      Below is information about each of our executive officers. This information includes each officer’s age, his or her position with RSA Security, the length of time he or she has held each position and his or her business experience for at least the past five years. Our Board of Directors elects our officers annually, and officers serve until they resign or we or the Board terminate their position. There are no family relationships among any of our directors, nominees for director and executive officers.

		Position and Business Experience
Name	Age	During Past Five Years

Arthur W. Coviello, Jr.	49	President and Chief Executive Officer. For more information, see “Our Board of Directors” above.

Jeffrey D. Glidden	52	Senior Vice President, Finance and Operations since July 2002; Chief Financial Officer since September 2002; and Treasurer since October 2002. Before joining us, Mr. Glidden was Chief Financial Officer of Stream International, a provider of outsourced customer care services, from April 1997 to July 2002.

		Position and Business Experience
Name	Age	During Past Five Years

William L. McQuaide	44	Senior Vice President, Authentication Products Division since April 2002; Senior Vice President, Marketing from January 2002 to April 2002; Vice President, Product Management from October 1999 to January 2002; and Director of Marketing Programs from May 1997 to October 1999. Before joining us, Mr. McQuaide held a number of marketing and management positions, including Senior Channel Marketing Manager for technical workstations and servers, at the Hewlett-Packard Company from August 1993 to April 1997.

Scott T. Schnell	45	Senior Vice President, Sales, Marketing and Professional Services since April 2002; Senior Vice President, Sales, Marketing and Corporate Development from January 2002 to April 2002; Senior Vice President, Marketing and Corporate Development from October 2000 to January 2002; Senior Vice President, Marketing from July 1998 to October 2000; and Vice President of Marketing of RSA Data Security, Inc., which we acquired in 1996, from March 1996 to July 1998. Before joining RSA Data Security Inc., Mr. Schnell was Vice President, Marketing of Photonics Corporation, a provider of wireless network solutions, from June 1994 to July 1995.

Margaret K. Seif	42	General Counsel since March 1998, Secretary since June 1998, Senior Vice President since January 2000 and Vice President from June 1998 to January 2000. Before joining us, Ms. Seif was Vice President and General Counsel of Firefly Network, Inc., a personal information software company, from 1996 to 1998.

Charles R. Stuckey, Jr.	60	Chairman of the Board of Directors. For more information, see “Our Board of Directors” above.

Joseph Uniejewski	49	Senior Vice President, Web Access Management Division since July 2002; Senior Vice President, Engineering and Technical Services from January 2002 to July 2002; Senior Vice President, Engineering and Customer Support from October 2000 to January 2002; Senior Vice President, Engineering from October 1999 to October 2000; Vice President of Product Marketing from October 1998 to October 1999. Before joining us, Mr. Uniejewski served in various positions at Gradient Technologies, including Vice President of Engineering from 1996 to 1998.

Vivian M. Vitale	49	Senior Vice President, Human Resources since January 2000; Vice President, Human Resources from April 1997 to January 2000; and Director of Human Resources from June 1996 to April 1997. Before joining us, Ms. Vitale served as Director of Employment and Employee Relations at New England Business Services, a provider of business and computer forms, checks and promotional products for small businesses, from July 1994 to June 1996.

COMPENSATION OF OUR DIRECTORS AND EXECUTIVE OFFICERS

Compensation of our Directors

      We reimburse all of our directors for expenses they incur in attending Board and committee meetings. We pay each non-employee director (other than Mr. Sims, whose compensation is described below) $2,000 for attendance at each Board meeting in which he or she participates, whether in person or by telephone. Each non-employee director (other than Mr. Sims) also receives $1,000 for each meeting of a committee of the Board that he or she attends that is held on a day other than the day of, or the day before or after, the date of any meeting of the full Board of Directors.

      In consideration for serving as Vice Chairman of our Board of Directors, in October 2002 we increased Mr. Sims’ director compensation. We pay Mr. Sims $6,000 for attendance at each Board meeting in which he participates, whether in person or by telephone, and $5,000 for each meeting of a committee of the Board that he attends that is held on a day other than the day of, or the day before or after, the date of any meeting of the full Board of Directors.

      Directors who are also our employees do not receive any compensation in their capacities as directors.

      When he or she is first elected to the Board of Directors, each non-employee director is entitled to receive options under our 1994 Director Stock Option Plan, as amended (the “Director Plan”), to purchase the number of shares of our Common Stock determined by multiplying (1) 45,000 by (2) the quotient of (x) the number of whole calendar months between the election date and the date of the next annual meeting of stockholders and (y) 12. In addition, each non-employee director receives annual options to purchase 45,000 shares of Common Stock under the Director Plan on the date of each annual meeting of stockholders, so long as the director continues to serve as a director immediately after the annual meeting.

      All options granted under our Director Plan are fully exercisable on the date of grant. The exercise price of options granted under the Director Plan is the closing price of our Common Stock on the date of grant on The NASDAQ National Market (or another nationally recognized exchange or trading system if our Common Stock is no longer traded on The NASDAQ National Market).

      In November 2001, we offered to all of our non-employee directors the opportunity to request that RSA Security exchange any or all of the directors’ outstanding stock options for replacement stock options to be granted at least six months and one day after the cancellation of the old options. We promised to grant replacement options to purchase three shares of our Common Stock for every five option shares surrendered, at an exercise price equal to the closing price of our Common Stock as quoted on The NASDAQ National Market on the date the replacement options were granted.

      All of our non-employee directors chose to participate in the director option exchange program. We accepted stock options covering a total of 771,750 shares from our non-employee directors under the exchange offer, and accordingly, these options were canceled on November 12, 2001. We granted the replacement options, covering a total of 463,050 shares, to the non-employee directors on May 13, 2002. The replacement options granted to the non-employee directors have an exercise price of $6.15 per share, the closing price of our Common Stock on The NASDAQ National Market on the date of grant, and these options were fully vested on that date.

      Our directors who are also our employees participated in a separate employee option exchange program. You can find information about the employee option exchange program in the section of this proxy statement below entitled “Compensation Committee Report on Option Exchange.”

      We have a venture capital fund, RSA Ventures I, L.P., which has historically invested primarily in the equity securities of privately held technology companies. RSA Ventures’ general partner is RSA Partners I, L.P., and under RSA Ventures’ Limited Partnership Agreement, RSA Partners is entitled to receive 20% of RSA Ventures’ cumulative net gain on its investments. Charles R. Stuckey, the Chairman of our Board of Directors, and James K. Sims, the Vice Chairman of our Board of Directors, are limited partners of RSA Partners. To date, Mr. Stuckey has invested or committed to invest $10,935, and Mr. Sims has invested or committed to invest $6,562, in RSA Partners, and neither director intends to make any further commitments in either RSA Partners or RSA Ventures. Messrs. Sims and Stuckey are entitled to receive a nominal amount — less than one one thousandth of a percent — of any cumulative net gain that RSA Partners realizes, over and above the return of their invested capital. None of the investors in RSA Ventures or RSA Partners has ever received any proceeds or been allocated any profits from these entities since their inception.

Compensation of our Executive Officers

Summary Compensation

      The following table contains some information about the compensation of each of our Named Executive Officers for the three years ended December 31, 2002.

Summary Compensation Table

					Long-Term
					Compensation

					Awards

					Number of
		Annual Compensation			Shares	All Other
					Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		Options(#)(1)	($)(2)

Arthur W. Coviello, Jr.	2002	$296,016	$80,000		614,998	$1,480
President and Chief	2001	313,333	0		0	3,501
Executive Officer	2000	318,000	286,200		350,000	5,501

William L. McQuaide(3)	2002	201,050	95,400		222,500	3,667
Senior Vice President, Authentication Products Division

Scott T. Schnell	2002	249,610	168,256	(4)	423,039	1,883
Senior Vice President,	2001	244,792	0		0	3,501
Sales, Marketing and Professional Services	2000	225,000	135,000		75,000	4,813

Charles R. Stuckey, Jr.	2002	294,166	0		112,498	2,207
Chairman of the Board	2001	311,375	0		0	3,412
	2000	318,000	286,200		125,000	4,224

Joseph Uniejewski	2002	249,984	28,000		267,500	3,605
Senior Vice President,	2001	244,792	0		0	3,501
Web Access Management Division	2000	215,000	129,000		75,000	5,501

(1)	In November 2001, we offered to all of our employees the opportunity to request that we exchange any or all of the employees’ outstanding stock options for replacement stock options that were granted in June 2002, at least six months and one day after the cancellation of the old options. A portion of the option grants in this column represents replacement options from each Named Executive Officer’s participation in the employee option exchange program. You can find more details about this option exchange program in the tables below entitled “Option Grants in Last Fiscal Year” and “Ten-Year Option Repricings” and in the section of this proxy statement entitled “Compensation Committee Report on Option Exchange.”

(2)	Amounts in this column for 2002 represent the value of our contributions on behalf of the Named Executive Officers to our 401(k) savings plan.

(3)	Mr. McQuaide did not serve as an executive officer during 2000 or 2001.

(4)	$157,051 of this amount represents sales commissions.

     Option Grants

      The following table contains some information about grants of stock options during the year ended December 31, 2002 to each Named Executive Officer. We granted no stock appreciation rights during 2002.

Option Grants in Last Fiscal Year

	Individual Grants

			Percent of
			Total			Potential Realizable Value
	Number of		Options			at Assumed Annual Rates
	Shares		Granted to	Exercise		of Stock Price Appreciation
	Underlying		Employees	Price		for Option Term($)(2)
	Options		in Fiscal	Per Share	Expiration
Name	Granted(#)		Year(%)	($)	Date(1)	5%	10%

Arthur W. Coviello, Jr.	314,998	(3)	4.1%	$4.42	6/18/09	$431,256	$972,823
	300,000	(4)	3.9	4.04	7/22/10	454,783	1,052,736
William L. McQuaide	22,500	(3)	0.3	4.42	6/18/09	30,804	69,488
	200,000	(4)	2.6	4.04	7/10/10	303,188	701,824
Scott T. Schnell	173,039	(3)	2.2	4.42	6/18/09	236,902	534,402
	250,000	(4)	3.2	4.04	7/10/10	378,986	877,280
Charles R. Stuckey, Jr.	112,498	(3)	1.5	4.42	6/18/09	154,017	347,430
Joseph Uniejewski	67,500	(3)	0.9	4.42	6/18/09	92,413	208,464
	200,000	(4)	2.6	4.04	7/10/10	303,188	701,824

(1)	These options vest in quarterly installments, and each installment expires on the fourth anniversary of its vesting date. Options generally terminate three months after termination of the executive officer’s employment with us or upon the expiration of the final installment, whichever occurs earlier.

(2)	These amounts represent total hypothetical gains that each Named Executive Officer could achieve if he were to exercise each of his stock options in full just before it expires. These amounts assume that our stock price will appreciate at a rate of 5% and 10% compounded annually from the date on which the options were granted until their expiration. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The gains shown are purely hypothetical; of course, we cannot predict how our stock price will perform in the future, nor can we predict how long an executive officer will actually remain an employee of RSA Security.

(3)	These options represent replacement stock options that were granted in June 2002 in connection with our employee option exchange program. You can find more information about this option exchange program in the section of this proxy statement below entitled “Compensation Committee Report on Option Exchange.” Each replacement option vested with respect to 25% of the shares covered by the option on the date of grant and will vest with respect to the remaining shares in 12 equal installments at the end of each three-month period after that date. The exercise price per share of each option is the closing price of our Common Stock on The NASDAQ National Market on the date of grant, which was determined by the Board of Directors to be the fair market value of our Common Stock on the date of grant.

(4)	Each of these options becomes exercisable with respect to 25% of the shares covered by the option on the first anniversary of the option grant and with respect to the remaining shares in 12 equal installments at the end of each three-month period after that date. The exercise price per share of each option, other than Mr. Coviello’s option, is the closing price of our Common Stock on The NASDAQ National Market on the date of grant, which was determined by the Board of Directors to be the fair market value of our Common Stock on the date of grant. Mr. Coviello’s option has an exercise price that is higher than the closing price on the date of grant.

     Aggregated Option Exercises and Year-End Option Table

      The following table contains some information about stock options held on December 31, 2002 by each of our Named Executive Officers. None of our Named Executive Officers exercised any stock options during the year ended December 31, 2002.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Shares
			Underlying
			Unexercised	Value of Unexercised
			Options at Fiscal	In-the-Money Options at
	Number of		Year End(#)	Fiscal Year End($)(1)
	Shares	Value
	Acquired on	Realized	Exercisable/	Exercisable/
Name	Exercise(#)	($)	Unexercisable	Unexercisable

Arthur W. Coviello, Jr.	0	0	739,532/584,765	$185,453/$894,094
William L. McQuaide	0	0	109,807/254,376	13,246/412,079
Scott T. Schnell	0	0	186,762/369,871	101,873/657,299
Charles R. Stuckey, Jr.	0	0	655,543/158,203	66,232/110,390
Joseph Uniejewski	0	0	174,766/291,408	39,738/456,237

(1)	Value is based on the last sales price per share ($5.99) of our Common Stock on December 31, 2002, as reported on The NASDAQ National Market, less the exercise price of the stock option.

     Option Exchange

      The following table contains information about all repricings and exchanges of stock options that we have conducted since we became a publicly traded company in December 1994. We effected all of these repricings and exchanges by granting replacement stock options in exchange for existing options.

Ten-Year Option Repricings

				Market
		Number of		Price of	Exercise
		Securities		Stock at	Price at		Length of Original
		Underlying		Time of	Time of	New	Option Term
		Options		Repricing	Repricing	Exercise	Remaining at Date
Name	Date	Repriced(1)		($)(1)	($)(1)	Price($)(1)	of Repricing

Current Executive Officers
Arthur W. Coviello, Jr.	6/18/2002	299,999	(2)	$4.42	$35.67	$4.42	6 years, 4 months
President and Chief Executive	6/18/2002	225,000	(2)	4.42	28.67	4.42	6 years, 5 months
Officer
William L. McQuaide	8/12/1998	44,999		8.04	18.53	8.04	8 years, 8 months
Senior Vice President,	6/18/2002	37,500	(2)	4.42	28.67	4.42	6 years, 5 months
Authentication Products Division
Scott T. Schnell	8/12/1998	97,499		8.04	12.67	8.04	7 years, 10 months
Senior Vice President, Sales,	6/18/2002	175,902	(2)	4.42	28.33	4.42	5 years, 5 months
Marketing and Professional Services	6/18/2002	112,499	(2)	4.42	28.67	4.42	6 years, 5 months
Margaret K. Seif	8/12/1998	75,000		8.04	16.08	8.04	7 years, 8 months
Senior Vice President, General	8/12/1998	75,000		8.04	12.67	8.04	7 years, 10 months
Counsel and Secretary	6/18/2002	96,500	(2)	4.42	28.33	4.42	5 years, 5 months
	6/18/2002	28,124	(2)	4.42	24.77	4.42	4 years, 9 months
	6/18/2002	74,999	(2)	4.42	28.67	4.42	6 years, 5 months
Charles R. Stuckey, Jr.	6/18/2002	187,499	(2)	4.42	35.67	4.42	6 years, 4 months
Chairman of the Board

				Market
		Number of		Price of	Exercise
		Securities		Stock at	Price at		Length of Original
		Underlying		Time of	Time of	New	Option Term
		Options		Repricing	Repricing	Exercise	Remaining at Date
Name	Date	Repriced(1)		($)(1)	($)(1)	Price($)(1)	of Repricing

Joseph Uniejewski	6/18/2002	112,500	(2)	4.42	28.67	4.42	6 years, 5 months
Senior Vice President, Web Access Management Division
Vivian M. Vitale	8/12/1998	44,999		8.04	26.00	8.04	7 years, 11 months
Senior Vice President,	8/12/1998	15,000		8.04	27.33	8.04	8 years, 4 months
Human Resources	8/12/1998	127,500		8.04	18.53	8.04	8 years, 8 months
	6/18/2002	112,500	(2)	4.42	28.33	4.42	5 years, 5 months
	6/18/2002	37,500	(2)	4.42	24.77	4.42	5 years, 6 months
	6/18/2002	112,500	(2)	4.42	28.67	4.42	6 years, 5 months

Former Executive Officers(3)
John Adams	8/12/1998	267,150		$8.04	$16.20	$8.04	7 years, 7 months
our former Chief Technology Officer	8/12/1998	112,500		8.04	12.67	8.04	7 years, 10 months
and Senior Vice President
D. James Bidzos	2/18/1999	450,000		10.67	21.52	10.67	7 years, 5 months
our former Executive Vice President	2/18/1999	74,999		10.67	17.25	10.67	7 years, 11 months
Robert W. Fine	8/12/1998	29,999		8.04	16.51	8.04	7 years, 5 months
our former Vice President, Sales
John F. Kennedy	6/18/2002	112,500	(2)	4.42	28.33	4.42	5 years, 5 months
our former Senior Vice President,	6/18/2002	37,499	(2)	4.42	24.77	4.42	5 years, 6 months
Finance and Operations, and Chief	6/18/2002	74,999	(2)	4.42	28.67	4.42	6 years, 5 months
Financial Officer
Marian G. O’Leary	8/12/1998	225,000		8.04	24.17	8.04	8 years, 11 months
our former Senior Vice President, Finance, and Chief Financial Officer
Gary A. Rogers	8/12/1998	375,000		8.04	20.33	8.04	8 years, 5 months
our former Senior Vice President,	8/12/1998	75,000		8.04	12.67	8.04	7 years, 10 months
Worldwide Sales and Field Operations
Linda E. Saris	8/12/1998	45,000		8.04	16.51	8.04	7 years, 5 months
our former Senior Vice President,	8/12/1998	75,000		8.04	12.67	8.04	7 years, 10 months
New Ventures
Thomas L. Schuster	8/12/1998	187,499		8.04	21.67	8.04	9 years, 5 months
our former Senior Vice President,	6/18/2002	77,344	(2)	4.42	28.33	4.42	5 years, 5 months
Worldwide Sales and Professional	6/18/2002	25,782	(2)	4.42	24.77	4.42	5 years, 6 months
Services	6/18/2002	112,500	(2)	4.42	28.67	4.42	6 years, 5 months
Albert E. Sisto	8/12/1998	180,000		8.04	22.17	8.04	9 years, 3 months
our former Chief Operating Officer,	8/12/1998	112,500		8.04	12.67	8.04	7 years, 10 months
RSA

(1)	In March 2001, we effected a three-for-stock split as a dividend on our Common Stock. We have adjusted all share amounts and per share prices in this table to reflect this stock split.

(2)	This number represents the option shares surrendered and canceled in December 2001. On June 18, 2002, we granted replacement options to purchase three shares of Common Stock for every five option shares surrendered in December; in other words, the replacement option covers three-fifths of the shares covered by the canceled option shown in this table.

(3)	All of the replacement options held by our former executive officers have expired as of the date of this proxy statement, other than Mr. Schuster’s options, which expire in April 2003, and Mr. Adams and Ms. Saris’ options, which expire in May 2003.

Compensation Committee Report on Option Exchange

      In November 2001, we offered to all of our employees the opportunity to request that we exchange any or all of the employees’ outstanding stock options for replacement stock options to be granted at least six months and one day after the cancellation of the old options. We promised to grant replacement options to purchase three shares of Common Stock for every five option shares surrendered, at an exercise price equal to the closing price of our Common Stock as quoted on The NASDAQ National Market on the date the replacement options were granted.

      All of our executive officers chose to participate in the employee option exchange program. We canceled the options that our participating employees designated for exchange on December 17, 2001 and granted replacement options to these employees on June 18, 2002. 25% of the shares under the replacement options granted to employees vested on the date of grant, and the remaining 75% will vest in equal quarterly installments over the following three years.

      The Compensation Committee recommended, and our Board approved, the option exchange program because it believes that providing employees and executive officers with options whose value increases over time creates performance incentives and helps us retain valuable employees. Because at the time of the option exchange program almost 70% of the shares subject to outstanding stock options held by our employees had exercise prices that were significantly above the market price of our Common Stock, the Committee believed that the option exchange program was an appropriate mechanism to create performance incentives and retain employees.

James K. Sims, Chairman
Richard A. DeMillo
Joseph B. Lassiter, III

Employment Agreements

      We are a party to an Employment Agreement, dated as of April 1, 2000, with Arthur W. Coviello, Jr., providing for the employment of Mr. Coviello as our President and Chief Executive Officer and as a member of our Board of Directors. The agreement has a two-year term ending on March 31, 2002, after which the agreement renews automatically for successive one-year terms until either party gives the other written notice of non-renewal. Under the agreement, Mr. Coviello is entitled to receive an annual base salary of at least $318,000, as well as annual bonuses upon the satisfaction of agreed-upon goals and objectives. Mr. Coviello is also entitled to receive the same standard employment benefits as our other executives. If we terminate Mr. Coviello’s employment other than for cause (as defined in the agreement), he will be entitled to receive severance payments equal to 24 months’ base salary, acceleration of all stock options and full medical and insurance benefits for 24 months after termination. If Mr. Coviello chooses to leave RSA Security’s management within 18 months after a change of control of RSA Security (as defined in the agreement), he will be entitled to receive a lump sum payment equal to two times his then current monthly base salary for a 12-month period. In addition, he will receive acceleration of all of his unvested stock options upon a change in control of RSA Security.

      We are a party to a Third Amended and Restated Employment Agreement, dated as of December 27, 2001, with Charles R. Stuckey, Jr., providing for Mr. Stuckey’s employment with RSA Security. The agreement has an initial term ending on December 31, 2002, after which the agreement renews automatically for a period of Reduced Employment Status beginning on January 1, 2003 and continuing through June 30, 2005, unless either party terminates the agreement earlier. “Reduced Employment Status” means reduced time commitment and compensation. The agreement provides that Mr. Stuckey is entitled to receive the same standard employment benefits as our other executives during the full term of the agreement. If we terminate Mr. Stuckey’s employment other than for cause (as defined in the agreement), then he will be entitled to receive acceleration of all of his unvested stock options and full medical and insurance benefits until the later of Mr. Stuckey’s death or the death of his spouse. If there is a change in control of RSA Security (as defined in the agreement), Mr. Stuckey will receive acceleration of all of his unvested stock options.

      In January 2003, Mr. Stuckey elected to continue his employment at Reduced Employment Status. As a result, Mr. Stuckey will continue to serve as a member of our Board of Directors until our 2004 annual meeting of stockholders and will serve as our executive adviser for at least five hours per month, for which service Mr. Stuckey will receive an annual base salary of $75,000. Mr. Stuckey plans to resign as Chairman of our Board of Directors immediately after our 2003 Annual Meeting, and we expect that Mr. Sims, our current Vice Chairman of the Board, will become Chairman of the Board after Mr. Stuckey resigns.

Noncompetition Agreements

      We have entered into noncompetition agreements with each of Arthur W. Coviello, Jr., William L. McQuaide, Charles R. Stuckey, Jr. and Joseph Uniejewski. In the noncompetition agreements, each of these Named Executive Officers has agreed, through the first anniversary of the date on which his employment with RSA Security terminates, not to engage in any business activity that is directly or indirectly in competition in the United States with any of the products or services that we develop, provide or sell. Furthermore, each of these officers has agreed that he will not, directly or indirectly, employ any person who we have employed at any time during the term of the noncompetition agreement, or in any manner seek to induce any employee to leave his or her employment with us.

2000 Deferred Compensation Plan

      In March 2000, we adopted our 2000 Deferred Compensation Plan, as amended. Under the Deferred Compensation Plan, our executives may elect to defer up to 75% of their base salary, up to 100% of their annual bonus and up to the number of “Gain Shares,” as defined in the plan, that they acquire upon exercise of any of their stock options, which amounts are placed into a trust established under the plan. Upon the earlier of (1) the expiration of a number of full years, not fewer than three, determined by the participant, or (2) the participant’s retirement, termination, death or disability, deferred amounts will be paid to the participant or his or her beneficiaries, heirs or estate.

Compensation Committee Report on Executive Compensation

      The Compensation Committee is responsible for establishing the salaries and incentive compensation for our officers and for making decisions about awards under our stock-based compensation plans.

Compensation Policies

      The Compensation Committee’s executive compensation policies are designed to provide competitive compensation opportunities, reward executives consistently with our performance, recognize individual performance and responsibility, underscore the importance of stockholder value creation and assist us in attracting and retaining qualified executives. The Compensation Committee primarily uses base salaries, annual cash incentives and long-term stock-based incentives to meet these objectives.

      The Compensation Committee bases all executive compensation decisions on a detailed review of many factors that the Committee believes are relevant, including external competitive data, our achievements over the past year, the individual’s contributions to our success, any significant changes in the individual’s role or responsibilities, the internal equity of compensation relationships, and the long-term value of the executive.

      In general, the Compensation Committee intends that the overall total compensation opportunities provided to our executive officers should be competitive with the compensation for executives with corresponding responsibilities in comparable companies. The Committee also considers general economic conditions, our financial performance, and each individual’s performance in establishing the compensation opportunities of our executive officers.

      The Compensation Committee regularly assesses, with the assistance of our outside compensation consultants, the competitiveness of our total compensation program — including base salaries, annual cash incentives and long-term stock-based incentives. Data for external comparisons are drawn from a number of sources, including the publicly available disclosures of selected comparable firms with similar products and national compensation surveys of information technology firms of similar size or industry.

      Actual compensation earned by executive officers reflects both their contributions to our actual stockholder value creation and our actual financial performance. While the targeted total compensation levels for the executive officers are intended to be competitive, compensation paid in any particular year may be more or less than the average, depending upon our actual performance.

Base Salary

      The Compensation Committee reviews base salaries for all executive officers, including the Chief Executive Officer, on an annual basis. In determining appropriate base salaries, the Compensation Committee considers external competitiveness, the roles and responsibilities of the individual, the internal equity of compensation relationships and the current and future contributions of the individual to our success.

Annual Cash Incentive Opportunities

      Because we believe that executives should be rewarded for their contributions to the success and profitability of our business, the Compensation Committee approves annual cash incentive awards for our executive officers. We link incentive awards to RSA Security’s achievement of revenue and earnings goals. All executive officers, including the Chief Executive Officer, participate in this program.

Long-Term Stock-Based Incentives

      The Compensation Committee also believes that it is essential to link executive and stockholder interests. Therefore, from time to time the Compensation Committee grants stock options to executive officers and other employees under our stock plans. In determining actual awards, the Compensation Committee considers the external competitive market, the contributions of each individual to our success, and the need to retain the individual over time. All executive officers, including the Chief Executive Officer, are eligible to receive awards under our stock plans.

      In general, options granted to our executive officers and employees vest over four years, with an exercise price equal to the fair market value on the date of the grant, so that the executive will earn no compensation from these options unless the share price increases beyond the grant price, thereby tying executive compensation to the creation of stockholder value. In addition, all stock option agreements evidencing stock option grants to executive officers provide that if there is a change of control of RSA Security and within one year following the change of control either (1) RSA Security or its successor terminates the executive officer other than for cause, or (2) the executive officer voluntarily resigns because of (i) a material diminution of his or her position or responsibilities or (ii) a relocation of his or her principal place of business by more than 50 miles, then the stock option becomes immediately exercisable in full. The Compensation Committee believes that this change of control provision enhances the retention of key executives by making our compensation plan more competitive than those of many of our peers.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to each of its Named Executive Officers. However, some compensation will not be subject to the $1,000,000 limit if certain requirements are met. The Compensation Committee generally seeks to structure the stock option compensation granted to our executive officers in a way that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, it is possible that compensation attributable to stock options granted to our executive officers may not be exempted from Section 162(m). In addition, the Compensation Committee may choose to authorize executive compensation that is not exempt from the $1,000,000 limit if the Committee believes that the compensation is appropriate and in the best interests of RSA Security and our stockholders.

2002 Compensation

      Base Salaries. Base salaries paid in 2002 to all our executive officers reflect the Compensation Committee’s review of external competitiveness, the roles and responsibilities of each individual, the internal equity of compensation relationships and the contributions of the individual. During 2001, our Board of Directors took notice of the health of the global economy and our ability to perform in a weakened economy. Therefore, in order to avoid further reductions in our workforce, the Board approved a temporary 10% reduction in the base salaries of all United States salaried employees, including all of our executive officers. During 2002, as our financial performance improved, the Committee restored two thirds of the salary reduction for these employees, and in January 2003, the Committee restored the balance of the reduction. Because the Board of Directors believed that the base salary of Mr. Coviello, our Chief Executive Officer, was competitive with the base salaries of comparable executives of comparable firms, the Board made no changes to Mr. Coviello’s salary during 2002, other than the restoration of the 10% reduction.

      Annual Cash Incentives. The Compensation Committee determined the annual cash incentives paid to the executive officers for 2002 in accordance with the Committee’s assessment of our performance with respect to the objectives outlined above. Because our performance during 2002 partially met the objectives determined by the Committee, the Committee decided to award each executive officer, including the Chief Executive Officer, a portion of the full amount of the cash incentive that he or she was entitled to earn for 2002.

      Stock-Based Incentives. In addition to the replacement options granted in the option exchange described above in the section entitled “Compensation Committee Report on Option Exchange,” in 2002 the Compensation Committee awarded new stock options to our executive officers based on the Committee’s assessment of each individual’s contribution and our success, and in order to remain competitive. The stock options were intended to help retain the executives over time and to provide rewards consistent with stockholder returns. Accordingly, all options granted in 2002 vest ratably over a predetermined period of time, with an exercise price equal to or above the fair market value on the date of the grant, so that the executive will earn no compensation from the options unless the share price increases beyond the grant price, thereby creating stockholder returns.

James K. Sims, Chairman
Richard A. DeMillo
Joseph B. Lassiter, III

INFORMATION ABOUT OUR STOCK PLANS

1994 Employee Stock Purchase Plan, as amended

      At the Annual Meeting, we are asking our stockholders to consider and vote on a proposal to approve an amendment to our 1994 Employee Stock Purchase Plan, as amended, to increase the number of shares of our Common Stock that we may issue under the Purchase Plan from 2,100,000 to 3,100,000 shares. You can find our Purchase Plan, as proposed to be amended, by going to the “investors” section of our website, www.rsasecurity.com, and clicking the link to our SEC filings. The Purchase Plan appears as Appendix B of our Schedule 14A, which is the electronic version of this proxy statement that we filed with the SEC in April 2003. Alternatively, you can contact our investor relations department at the address, telephone number or e-mail address listed on page 4 of this proxy statement.

      The Purchase Plan qualifies as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. All of our employees, including our directors who are also employees and the employees of our subsidiaries, are eligible to participate in the Purchase Plan, so long as (1) their customary employment is more than 20 hours per week and more than five months in any calendar year and (2) they have been employed by RSA Security or any of our subsidiaries for at least three months. Employees who would, immediately after a purchase under the plan, own 5% or more of the total combined voting power or value of our stock are not eligible to participate. As of February 14, 2003, approximately 960 of our 990 employees were eligible to participate in the Purchase Plan.

      Participation in the Purchase Plan is voluntary. Each employee who chooses to participate authorizes us to deduct a whole percentage from 1% to 10% from his or her regular pay during a designated six-month period (an “Offering Period”). The Compensation Committee of our Board of Directors may, at any time and in its discretion, increase or decrease the length of any Offering Period, up to a maximum length of 12 months.

      On the first day of each Offering Period, we grant to each participating employee an option to purchase shares of our Common Stock. On the last business day of the Offering Period, the employee is deemed to have exercised the option to purchase the number of whole shares of Common Stock that equals the employee’s payroll deductions that he or she accumulated during the Offering Period divided by the per share option price. Under the terms of the Purchase Plan, the option price is an amount equal to 85% of the fair market value per share of our Common Stock on either the first day or the last day of the Offering Period, whichever is lower.

      There are some restrictions on how many shares an employee may purchase: (1) No employee may purchase in any one Offering Period a number of shares that is more than 15% of the employee’s annual base pay for the Offering Period divided by 85% of the market value of a share of the Common Stock on the first day of the Offering Period. (2) No employee may be granted an option under the Purchase Plan that permits him or her to purchase more than $25,000 of our stock (based on the fair market value of the stock on the first day of the Offering Period) in any calendar year.

      If an employee withdraws from the Purchase Plan for any reason before the last day of an Offering Period, then the employee is not entitled to exercise the option to purchase shares of Common Stock, and we refund the full amount of the employee’s accumulated payroll deductions. If an employee dies, we pay the refund to the employee’s designated beneficiary, the executor or administrator of the employee’s estate, or, if there is no designated beneficiary, executor or administrator, to another person that we may designate. An employee may, once per Offering Period, withdraw all or part of the balance accumulated in his or her payroll deduction account. If an employee withdraws all of the balance, then he or she may not participate in the Purchase Plan again for the rest of that Offering Period.

      Because participation in the Purchase Plan is voluntary, we cannot determine the number of shares of Common Stock that any particular individual or group may purchase in the future. Each of the persons or groups of persons listed below has purchased the following number of shares of our Common Stock under the

Purchase Plan (1) during the period from the initial adoption of the Purchase Plan in 1994 through February 14, 2003, and (2) during 2002:

Purchase Plan

	Number of
	Shares Purchased	Number of Shares
	since	Purchased
Name and Position	Adoption of Plan	during 2002

Arthur W. Coviello, Jr.	8,029	963
President and Chief Executive Officer
William L. McQuaide	8,807	1,009
Senior Vice President, Authentication Products Division
Scott T. Schnell	6,859	963
Senior Vice President, Sales, Marketing and Professional Services
Charles R. Stuckey, Jr.	14,478	963
Chairman of the Board
Joseph Uniejewski	3,624	963
Senior Vice President, Web Access Management Division
All of our current executive officers as a group	44,982	4,861
All of our current directors who are not executive officers as a group	0	0
Associates of any of our directors or executive officers	0	0
All of our employees who are not executive officers as a group	1,790,239	415,774

      On February 14, 2003, the last reported sale price of our Common Stock on The NASDAQ National Market was $5.90.

Federal Income Tax Consequences

      The following is a summary of the United States federal income tax consequences that generally arise with respect to purchases made under the Purchase Plan and the sale of Common Stock acquired under the Purchase Plan. It does not address the specific circumstances surrounding any particular awards, including the implications of participating in any deferred compensation plan.

Tax Consequences to Participants

      In general, a participant will not recognize taxable income upon enrolling in the Purchase Plan or purchasing shares of Common Stock at the end of an Offering Period. Instead, if a participant sells Common Stock acquired under the Purchase Plan at a sale price that is greater than the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

      If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the “Grant Date”) and if the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

(i)	15% of the fair market value of the Common Stock on the Grant Date; and

(ii)	the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

      Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

      If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a “Disqualifying Disposition”), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year before the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

  Tax Consequences to Us

      The offering of Common Stock under the Purchase Plan will have no tax consequences to us. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Purchase Plan will have any tax consequences to us except that we will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Securities Authorized for Issuance under our Equity Compensation Plans

      The following table contains some information about our equity compensation plans as of December 31, 2002.

Equity Compensation Plan Information

			Number of Shares
			Remaining Available
			for Future Issuance
	Number of Shares to		under Equity
	be Issued upon	Weighted Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Shares
	Outstanding Options	Outstanding Options	Reflected in
Plan Category	(Column A)	(Column B)	Column A)(1)

Equity compensation plans that have been approved by our stockholders	6,665,065	$9.08	2,820,062 (2)

Equity compensation plans that have not been approved by our stockholders(3)	9,831,406	$14.77	9,207,654

Total	16,496,471	$12.47	12,027,716

(1)	In addition to being available for issuance upon the exercise of stock options that we may grant after December 31, 2002, all of the shares available for grant under our 1994 Stock Option Plan, as amended — 1998 Restatement, as amended (equal to 1,992,648 shares), and all of the shares available for grant under our Amended and Restated 1998 Non-Officer Employee Stock Incentive Plan, as amended (equal to 9,207,654 shares), may instead be issued in the form of restricted stock and other stock-based awards, securities convertible into our Common Stock and stock appreciation rights.

(2)	With respect to the 1994 Employee Stock Purchase Plan, as amended, this amount excludes the additional 1,000,000 shares that would be available if Proposal 2 is approved at the Annual Meeting.

(3)	This table excludes a total of 30,278 shares of our Common Stock issuable upon the exercise of outstanding stock options under the Xcert International, Inc. Equity Incentive Plan and Securix, Inc.

1996 Stock Option Plan. We assumed the Xcert plan when we acquired Xcert International, Inc. in 2001, and we assumed the Securix plan when we acquired Dynasoft AB in 1997. We do not grant stock options or other awards under either of these plans; we maintain the plans only to permit employees to exercise stock options that were granted to them under the plans before we acquired Xcert and Dynasoft. The weighted average exercise price of the assumed options is $18.02.

      We have three equity compensation plans that we have not submitted to our stockholders for approval:

1)	Amended and Restated 1998 Non-Officer Employee Stock Incentive Plan, as amended (the “Non-Officer Plan”);

2)	Xcert International, Inc. 1998 Equity Incentive Plan; and

3)	Securix, Inc. 1996 Stock Option Plan.

      Although we do not grant awards under the Xcert and Securix plans, we do grant awards under our Non-Officer Plan. Our Compensation Committee administers the Non-Officer Plan and determines the type, size, price and terms of each award. Although the Non-Officer Plan gives the Committee discretion to determine the exercise price of stock options, in practice the exercise price of each stock option granted under the plan is the closing price of our Common Stock, as reported on The NASDAQ National Market on the date of grant. Our Non-Officer Plan allows the Committee to grant the following types of awards: nonstatutory stock options, restricted stock awards and other stock-based awards, securities convertible into shares of our Common Stock and stock appreciation rights. All of our employees, consultants and advisors, other than those who are also executive officers or directors of RSA Security, are eligible to receive awards under our Non-Officer Plan.

CORPORATE GOVERNANCE

      We are committed to strong and effective corporate governance because we believe that it leads to long-term value for our stockholders and, ultimately, makes us more competitive. During the last year, we have used the increased scrutiny and discussion of corporate governance practices by the U.S. federal government and the public as an opportunity to review and strengthen our own corporate governance practices. We have been comparing our governance policies against those of other companies and have also been reviewing the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC and the new listing standards of The NASDAQ Stock Market.

      Based on our review, we believe that we already had some strong governance practices in place, and we have taken some additional steps to strengthen our existing practices and to implement many of the proposed and new rules and listing standards.

•	The majority of the members of our Board of Directors is independent, as defined by NASDAQ listing standards. Of our nine directors, only two (Messrs. Coviello and Stuckey) are executives or employees of RSA Security or otherwise derive any significant benefits from RSA Security other than director compensation.

•	All of our Board committees are composed solely of independent directors.

•	Our Board of Directors and Board committees are active in the execution of their duties. During 2002, our Board met 11 times, our Audit Committee met nine times, our Compensation Committee met eight times, and our Nominating Committee (which has since been reconstituted as our Governance and Nominating Committee) met four times. Six of our nine current directors attended all of the meetings of our Board and of the committees on which they served, and the remaining three directors attended at least 90% of the meetings.

•	The non-employee members of our Board of Directors regularly meet in executive session without Mr. Coviello or Mr. Stuckey present.

•	We recently adopted written Corporate Governance Guidelines and a written Code of Ethics for all of our officers, employees and directors.

•	We have reconstituted our Nominating Committee as our Governance and Nominating Committee and expanded the scope of the committee’s responsibilities. You can find more information on our Governance and Nominating Committee below.

•	We have adopted new charters for all of our Board committees, to bring them up to date with many of the new and proposed rules and suggested best practices.

•	We have a separate President and Chief Executive Officer (Mr. Coviello) and Chairman of the Board (Mr. Stuckey), instead of combining these two offices under one person.

      You can find our Corporate Governance Guidelines, Code of Ethics and all committee charters in the “investors” section of our website, www.rsasecurity.com, or by contacting our investor relations department at the address, telephone number or e-mail set forth below. In addition, the Audit Committee Charter is included as an appendix to this proxy statement.

RSA Security Inc.
174 Middlesex Turnpike
Bedford, MA 01730
Attention: Investor Relations
(781) 515-5000
investor@rsasecurity.com

Committees of our Board of Directors

      Audit Committee: Our Audit Committee consists of Messrs. Badavas (Chairman) and Earnest and Dr. Elgamal, all three of whom are independent, as defined by NASDAQ listing standards. The Audit Committee’s responsibilities are:

•	Appointing, evaluating and, if necessary, terminating our independent auditors;

•	Overseeing our independent auditors’ independence and performance;

•	Setting our independent auditors’ compensation;

•	Preapproving all audit and non-audit services;

•	Reviewing and discussing our financial statements with our management and independent auditors; and

•	Coordinating our Board of Directors’ oversight of our internal accounting controls, disclosure controls and procedures and code of conduct.

      Compensation Committee: Our Compensation Committee consists of Messrs. Sims (Chairman) and Lassiter and Dr. DeMillo, all three of whom are independent. The Compensation Committee’s responsibilities are:

•	Reviewing and approving corporate goals and objectives for the compensation of our Chief Executive Officer, evaluating the CEO’s performance in light of those goals and objectives, and setting the CEO’s compensation level based on this evaluation;

•	Reviewing and approving the compensation of our executive officers;

•	Administering our stock plans and granting stock options and other equity compensation to our executive officers, directors and employees;

•	Reviewing and making recommendations to the full Board of Directors with respect to the compensation of our non-employee directors;

•	Overseeing the evaluation of our senior executives; and

•	Reviewing and making recommendations to the full Board of Directors with respect to succession planning.

      Governance and Nominating Committee: Our Governance and Nominating Committee consists of Messrs. Lassiter (Chairman) and Sims and Ms. Larson, all three of whom are independent. The Governance and Nominating Committee’s responsibilities are:

•	Identifying individuals who are qualified to become Board members;

•	Recommending to the full Board of Directors the individuals to be nominated for election as directors at the annual meeting of stockholders;

•	Reviewing and making recommendations to the full Board of Directors with respect to our corporate governance principles; and

•	Overseeing the evaluation of our Board and management.

Certain Relationships and Related Transactions

      Charles R. Stuckey, Jr., the Chairman of our Board of Directors, and James K. Sims, the Vice Chairman of our Board of Directors, are limited partners of RSA Partners I, L.P., the general partner of RSA Ventures I, L.P., our venture capital fund. You can find more information about this relationship in the section of this proxy statement entitled “Director Compensation,” above.

COMPARATIVE STOCK PERFORMANCE

      The graph below compares the cumulative total stockholder return on our Common Stock:

•	for the period from December 31, 1996 through December 31, 2002 with the cumulative total return on (1) Standard and Poor’s SmallCap 600 Index and (2) the NASDAQ Computer and Data Processing Index; and

•	for the period from December 31, 1996 through December 31, 2001 with the cumulative total return on JP Morgan Hambrecht & Quist’s Growth Index.

      Each comparison assumes the investment of $100 on December 31, 1996 in our Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. During 2002, JP Morgan Hambrecht & Quist discontinued its Growth Index, and therefore, for purposes of this comparative stock performance graph for 2002 and forward, we are using the NASDAQ Computer and Data Processing Index, which we believe provides investors with a good measure against which to compare our own stock performance.

	1996	1997	1998	1999	2000	2001	2002

RSA Security Inc.	$100	$113.49	$73.02	$246.03	$167.86	$83.14	$28.52

S&P SmallCap 600 Index	100	125.58	123.95	139.32	155.76	165.94	141.67

JP Morgan H&Q Growth Index	100	102.71	148.98	417.34	281.72	215.69	—

NASDAQ Computer and Data Processing Index	100	122.87	219.19	482.20	221.93	178.71	123.21

AUDIT COMMITTEE REPORT

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to our stockholders concerning our accounting and reporting practices, and to facilitate open communication among the Audit Committee, Board of Directors, independent auditors and management. Our management is responsible for RSA Security’s financial reporting process, including our system of internal controls, and for preparing our financial statements. Our independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s responsibility to conduct auditing or accounting reviews or procedures, and, although they have a good understanding of financial statements, the Audit Committee members are not necessarily auditors or accountants by profession. Therefore, the Audit Committee has relied on the representations of our management and independent auditors with respect to our financial statements and financial condition. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not ensure that our financial statements, or the audit of the financial statements, are presented or conducted in accordance with accounting principles generally accepted in the United States, or that our auditors are in fact “independent.”

      The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements for the year ended December 31, 2002. The Audit Committee has reviewed and discussed with Deloitte & Touche LLP, our independent public auditors, our audited financial statements and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has also received from Deloitte & Touche the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed the matters disclosed in the letter and the independence of Deloitte & Touche with representatives of that firm. The Audit Committee also considered whether the provision by Deloitte & Touche of the non-audit services discussed under “Proposal 3 — Ratification of the Appointment of Auditors” is compatible with maintaining the auditors’ independence.

      Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that RSA Security’s audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

      This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates the Report.

Robert P. Badavas, Chairman
Richard L. Earnest
Taher Elgamal

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our Common Stock (“Reporting Persons”) to file reports with the SEC disclosing their ownership of and transactions in our Common Stock and other equity securities. Whenever a Reporting Person files such a report with the SEC, the Reporting Person is also required to send us a copy. Based solely on our review of reports that we have received from the Reporting Persons, we believe that all of the Reporting Persons complied with all Section 16(a) filing requirements during 2002, other than Citigroup, Inc. and its affiliates. Although Citigroup, Inc. and its affiliates filed with the SEC a Schedule 13G reporting ownership of more than 10% of our outstanding Common Stock during 2002, we have not received copies of any Section 16(a) reports with respect to their ownership of our Common Stock.

By Order of the Board of Directors,

Margaret K. Seif, Secretary

April 9, 2003

APPENDIX A

RSA SECURITY INC.

AUDIT COMMITTEE CHARTER

A.     Purpose

      The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s independent auditors.

B.     Structure and Membership

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be “independent” as defined by such rules and Act.

3.	Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee shall be a “financial expert” (as defined by applicable Nasdaq and SEC rules) if any rules providing for such a requirement are adopted by The Nasdaq Stock Market or the SEC. All members of the Audit Committee shall participate in continuing education programs as set forth in the rules developed by the Nasdaq Listing and Hearings Review Council.

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any compensation from the Company other than director’s fees.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Governance and Nominating Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.     Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	Preapproval of Services. The Audit Committee shall preapprove all audit services, which may entail providing comfort letters in connection with securities underwritings, and non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder)) to be provided to the Company by the independent auditor. The Audit Committee shall cause the Company to disclose in its SEC periodic reports the approval by the Audit Committee of any non-audit services to be performed by the independent auditor.

5.	Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate obtain and review the reports required to be made by the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:

•	critical accounting policies and practices;

•	alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

Review of Audited Financial Statements

6.	Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8.	Audit Committee Report. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

Review of Other Financial Disclosures

9.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

10.	Earnings Release and Other Financial Information. The Audit Committee shall review and discuss the Company’s earnings press releases (including any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts, rating agencies and others.

11.	Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditors the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

12.	Oversight. The Audit Committee shall coordinate the Board of Director’s oversight of the Company’s internal accounting controls, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

13.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

14.	Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

15.	Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

16.	Evaluation of Financial Management. The Audit Committee shall coordinate with the Compensation Committee the evaluation of the Company’s financial management personnel.

17.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.     Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. At least quarterly, the Audit Committee shall meet separately with: (i) the independent auditor and (ii) Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5.	Independent Advisors. The Audit Committee shall have the authority to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

SDMCM-PS-2003

APPENDIX B

RSA SECURITY INC.

1994 EMPLOYEE STOCK PURCHASE PLAN

        The purpose of this Plan is to provide eligible employees of RSA Security Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s Common Stock, $.01 par value (the “Common Stock”). One Hundred Thousand (100,000) shares (after giving effect to the Company’s one-for-two reverse stock split effective as of October 24, 1994) of Common Stock in the aggregate have been approved for this purpose.

1.      Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2.      Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. All employees of the Company, including directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined below) to purchase Common Stock under the Plan, provided that:

(a) they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b) they have been employed by the Company or a Designated Subsidiary for at least three months prior to enrolling in the Plan; and

(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

          No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3.      Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase Common Stock under this Plan. The Board or the Committee shall determine the commencement dates of each of the Offerings (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan

Period. The Board or the Committee shall choose a Plan Period of twelve (12) months or less for each of the Offerings and may, at its discretion, choose a different Plan Period for each Offering.

4.      Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the Controller of the Company at least 14 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5.      Deductions.

         (a)  The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be at the rate of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of Compensation.

         (b)  No employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

6.      Deduction Changes. An employee may decrease or discontinue his payroll deduction once during any Plan Period by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7.      Interest. Interest will not be paid on any employee payroll deduction accounts, except to the extent that the Board or its Committee, in its sole discretion, elects to credit such accounts with interest at such per annum rate as it may from time to time determine.

8.      Withdrawal of Funds. An employee may on any one occasion during a Plan Period and for any reason withdraw all or part of the balance accumulated in the employee’s payroll deduction account. Any such withdrawal must be effected prior to the close of business on the last day of the Plan Period. If the employee withdraws all of such balance, the employee shall thereby withdraw from participation in the Offering and may not begin participation again during the remainder of the Plan Period. Any employee withdrawing all or part of such balance may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, except that, unless otherwise permitted under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, any employee who is also a director and/or officer of the Company within the meaning of Section 16 of the Exchange Act may not (a) withdraw less than all of the balance accumulated in such employee’s payroll deduction account or (b) participate again for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision under the Exchange Act.

9.      Purchase of Shares.

         (a)  On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing 15% of such employee’s annualized Compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the following paragraph but using the closing price on the Offering Commencement Date of such Plan Period.

         (b)  The Option Price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (A) the closing price of the Common Stock on any national securities exchange on which the Common Stock is listed, or (B) the closing price of the Common Stock on the Nasdaq National Market (“Nasdaq”) or (C) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (A) and (B) above shall be the reported price for the next preceding day on which sales were made.

       (c)  Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

       (d)  Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10.      Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

11.      Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period (whether as a result of the employee’s voluntary or involuntary termination, retirement, death or otherwise), no payroll deduction shall be taken from any pay due and owing to the employee and the balance in the employee’s payroll deduction account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12.      Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13.      Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14.      Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.      Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock (other than the Company’s one-for-two reverse stock split effective as of October 24, 1994), such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16.      Merger.

           (a)  If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Board or the Committee shall take such steps in connection with such merger as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

           (b)  In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clauses (ii) and (iii), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (ii) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (iii) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17.      Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code.

18.      Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

19.      Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the payroll deduction accounts of participating employees shall be promptly refunded.

20.      Governmental Regulations.

           (a)  The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

           (b)  The Plan shall be governed by the laws of the State of Delaware except to the extent that such law is preempted by federal law.

           (c)  The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

21.      Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22.      Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23.      Effective Date and Approval of Stockholders. The Plan shall take effect upon the closing of the Company’s initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, subject to approval by the stockholders of the Company as required by Rule 16b-3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors on October 4, 1994

Approved by the stockholders on October 24, 1994

RSA SECURITY INC.

Amendment No. 1

to

1994 Employee Stock Purchase Plan

1.	That the Company’s 1994 Employee Stock Purchase Plan (the “Purchase Plan”) be amended to delete the phrase

“, except that, unless otherwise permitted under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, any employee who is also a director and/or officer of the Company within the meaning of Section 16 of the Exchange Act may not (a) withdraw less than all of the balance accumulated in such employee’s payroll deduction account or (b) participate again for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision under the Exchange Act”

appearing at the end of Section 8 of the 1994 Employee Stock Purchase Plan.

2.	That the 1994 Employee Stock Purchase Plan be further amended to delete in its entirety Section 13 thereof (pertaining to the nontransferability of rights under the 1994 Employee Stock Purchase Plan) and to renumber the remaining Sections of the 1994 Employee Stock Purchase Plan, and any and all cross references thereto contained in the 1994 Employee Stock Purchase Plan, accordingly.

3.	That the 1994 Employee Stock Purchase Plan be further amended to define the term “Exchange Act” first appearing in Section 17 of the 1994 Employee Stock Purchase Plan (renumbered as Section 16 pursuant to the preceding resolution) as “the Securities Exchange Act of 1934, as amended.”

Adopted by the Board of Directors on February 12, 1997

RSA SECURITY INC.

Amendment No. 2

to

1994 Employee Stock Purchase Plan, as amended

        The 1994 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Purchase Plan):

        The second sentence of the introduction to the Purchase Plan shall be deleted in its entirety and replaced with the following:

        “One Million (1,000,000) shares of Common Stock have been approved for this purpose.”

        Except as aforesaid, the Purchase Plan shall remain in full force and effect.

Adopted by the Board of Directors on July 1, 1999

Approved by the stockholders on July 30, 1999

RSA SECURITY INC.

Amendment No. 3

to

1994 Employee Stock Purchase Plan, as amended

        The 1994 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Purchase Plan):

        The second sentence of the introduction to the Purchase Plan shall be deleted in its entirety and replaced with the following:

        “One Million Four Hundred Thousand (1,400,000) shares of Common Stock (before giving effect to the three-for-two stock split, payable in the form of a stock dividend on the Common Stock, declared by the Board of Directors on February 1, 2001, which is to be effected on or about March 23, 2001) have been approved for this purpose.”

        Except as aforesaid, the Purchase Plan shall remain in full force and effect.

Adopted by the Board of Directors on January 17, 2001

Approved by the stockholders on April 27, 2001

RSA SECURITY INC.

Amendment No. 4

to

1994 Employee Stock Purchase Plan, as amended

        The 1994 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Purchase Plan):

        The second sentence of the introduction to the Purchase Plan shall be deleted in its entirety and replaced with the following:

        “Three Million One Hundred Thousand (3,100,000) shares of Common Stock have been approved for this purpose.”

        Except as aforesaid, the Purchase Plan shall remain in full force and effect.

Adopted by the Board of Directors on January 22, 2003

RSA SECURITY INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RSA SECURITY.
PLEASE RETURN IT AS SOON AS POSSIBLE

By signing below, you acknowledge that you have received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement for the Annual Meeting, you revoke all prior proxies, and you appoint Charles R. Stuckey, Jr., Arthur W. Coviello, Jr. and Margaret K. Seif, and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Annual Meeting of Stockholders of RSA SECURITY INC. to be held on Tuesday, May 20, 2003 at 11:00 a.m. at RSA Security’s offices, 174 Middlesex Turnpike, Bedford, Massachusetts, and any adjournments of the meeting, and (2) vote all shares of RSA Security stock that that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by RSA Security, with all the powers you would possess if you were personally present. None of the following proposals is conditioned upon the approval of any other proposal.

In their discretion, the proxy holders are authorized to vote upon other matters, if any, that may properly come before the Annual Meeting or any adjournments of the meeting. The proxy holders will vote your shares as you direct below. If you leave any matter on this proxy card blank, the proxy holders will vote your shares as recommended by our Board of Directors. Your attendance at the Annual Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS BELOW. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

RSA SECURITY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.

Note: Please sign exactly as your name appears on this proxy. When shares are held by joint owners, both need to sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the corporation’s name by an authorized officer, giving the officer’s full title. If a partnership, please sign in the partnership’s name by an authorized person, giving the person’s full title.

Has your address changed? Do you have any comments?

DETACH HERE

RSA SECURITY INC.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

1.	To elect the following nominees for Class III Director to serve for the next three years (except as marked below):

Nominees:	(01) Robert P. Badavas
(02) Arthur W. Coviello, Jr.
(03) James K. Sims

☐ FOR ALL NOMINEES	☐ WITHHOLD FROM ALL NOMINEES
☐ _________________________________________ For all nominees except as noted above

2.	To approve an amendment to RSA Security’s 1994 Employee Stock Purchase Plan, as amended, to increase the number of shares of Common Stock that RSA Security may issue under the plan from 2,100,000 to 3,100,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To ratify the appointment of Deloitte & Touche LLP as RSA Security’s independent public auditors for the year ending December 31, 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Mark box at right if you plan to attend the meeting	☐
Mark box at right if an address change or comment has been noted on the reverse side of this card	☐

In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting and any adjournment of the meeting.

RECORD DATE SHARES:

Please be sure to sign and date this Proxy.

Signature: ________________________________________	Date: ______________________________
Signature: ________________________________________	Date: ______________________________

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet	Vote-by-Telephone
1. Log on to the Internet and go to http://www.eproxyvote.com/rsas	1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.	2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.